Exhibit 4.9


                  CERTIFICATE OF DESIGNATION, RIGHTS AND PREFERENCES

                                        OF THE

                     PREFERRED STOCK MANDATORILY REDEEMABLE 2009

                                          OF

                               ICG COMMUNICATIONS, INC.

          -----------------------------------------------------------------

                PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                               OF THE STATE OF DELAWARE

          -----------------------------------------------------------------


                    ICG COMMUNICATIONS, INC. (the "Corporation"), a
                                                   -----------
          corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to authority conferred upon the Board of Directors of the Corporation by its Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors duly approved and adopted the following resolution:

                    "RESOLVED, that pursuant to the authority vested in the
          Board of Directors of the Corporation by its Certificate of Incorporation (hereinafter referred to as the "Certificate of
                                                         --------------
          Incorporation"), the Board of Directors does hereby create,
          -------------
          authorize and provide for the issue of a Preferred Stock Mandatorily Redeemable 2009, par value $.01 per share, with a stated value of $10,000 per share, consisting of 13,225 shares, having the designation, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

                    1.  DESIGNATION AND AMOUNT.  The distinctive designation
                        ----------------------
          of such series is "Preferred Stock Mandatorily Redeemable 2009" (hereinafter in this Resolution called the "Preferred Stock"), and
                                                      ---------------
          the number of shares constituting such series shall be 13,225.

                    2.   RANK.  The Preferred Stock shall, with respect to
                         ----
          dividend rights and rights of liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock established after the date of this Resolution by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the
          Corporation (collectively referred to with the common stock of the Corporation as "Junior Securities"); (ii) on a parity with any class of capital stock or series of preferred stock issued by the Corporation established after the date of this Resolution by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Corporation established after the date of this Resolution by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up or dissolution of the Corporation (collectively referred to as "Senior Securities"). The Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Corporation may not issue any new class of Senior Securities without the approval of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class.

                    3.   DIVIDENDS.  The registered holder ("Holder") of
                         ---------
          shares of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends at the annual rate of 5.95% of the liquidation preference per share through and including November 15, 2000, and thereafter as described below. Such dividends shall be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the Preferred Stock, and shall be payable quarterly in arrears on or prior to February 15, May 15, August 15, and November 15 of each year commencing on February 15, 1998 (each of such dates being a "dividend payment date"), with respect to the period commencing with the date of issuance of the Preferred Stock or the immediately preceding dividend payment date and ending on the day preceding such respective dividend payment date (each of such periods being a "dividend period"), to stockholders of record on the preceding February 1, May 1, August 1, and November 1, respectively (each, a "regular record date"). Any dividend payments made with respect to shares of Preferred Stock on or before November 15, 2000, shall be made in such number of additional fully paid and nonassessable shares of Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, and the issuance of such additional shares of Preferred Stock shall constitute full payment of such dividend. All shares of Preferred Stock issued as a dividend with respect to the Preferred Stock will thereupon be duly authorized, validly issued, fully paid and nonassessable and free of all liens and charges. After November 15, 2000, dividends on the Preferred Stock may be paid, in the sole discretion of the Board of Directors of the Corporation, in cash or in shares of common stock, $.01 par value per share of the Corporation ("Common Stock"), in an amount that will enable the Holder (i) to transfer such Common Stock to the holders of the Holder's Exchangeable Limited Liability Company Preferred Securities (the "Funding Preferred Securities") in full payment of dividends on the Funding Preferred Securities, valued at 90% of the Average Market Value (as defined below) of the Common Stock, or (ii) to sell such shares of Common Stock in the open market in order for the Holder to make full dividend payments on the Funding Preferred Securities in cash, in each case for the corresponding dividend period with respect to the Funding Preferred Securities. At any time and from time to time after the issuance of the Preferred Stock, the Corporation may, as, when and if declared by the Board of Directors, declare additional dividends to the Holder in shares of Common Stock, in such amounts in order for the Holder to have sufficient funds in cash, following a sale thereof by the Holder, to satisfy all obligations with respect to the Funding Preferred Securities.

                         If on or prior to the 90th day following the Closing Date the shelf registration statement with respect to, among other things, the Funding Preferred Securities (the "Shelf Registration Statement") has not been filed by the Corporation and Funding with the Securities and Exchange Commission (the "Commission"), dividends will accrue at an additional annual rate of 0.25% of the liquidation preference thereof until the Shelf Registration Statement is filed, and if on or prior to the 180th day following the Closing Date, the Shelf Registration Statement has not been declared effective by the Commission, dividends will accrue at an additional annual rate of 0.25% of the liquidation preference thereof until the Shelf Registration Statement is declared effective by the Commission, payable on each Dividend Payment Date in (i) cash, (ii) shares of Common Stock, valued at 90% of the Average Market Value of the Common Stock or (iii) any combination of cash or Common Stock. "Closing Date" means September 24, 1997. "Average Market Value" of the Common Stock means the average of the Current Market Value for the ten trading days ending on the second business day prior to the applicable date of payment. "Current Market Value" of the Common Stock means (i) the Volume Weighted Average Price, as reported on the Nasdaq National Market or (ii) the average of the high and low sales prices of the Common Stock, if reported on any other national securities exchange.

                    4.   LIQUIDATION PREFERENCE.
                         ----------------------

                         Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Preferred Stock will be entitled to be paid, out of the assets of the Corporation available for distributions, $10,000 per share of Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-
          up), before any distribution is made on any Junior Securities, including, without limitation, Common Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation with respect to the Preferred Stock and the Parity Securities, in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets of the Corporation.

                    5.   MANDATORY REDEMPTION.
                         --------------------

                         All of the shares of Preferred Stock shall be subject to mandatory redemption by the Corporation (the "Mandatory Redemption"), at a redemption price equal to 100% of the liquidation preference per share, together with accrued and unpaid dividends thereon to the redemption date, in cash out of funds legally available therefor without interest, two (2) business days prior to November 15, 2009. Upon the Mandatory Redemption, ICG will declare and pay a special dividend in an amount equal to the shortfall, if any, in the assets of the Holder necessary for Holder to complete its mandatory redemption of the Funding Preferred Securities.

                    6.   PROVISIONAL REDEMPTION.
                         ----------------------

                         The Preferred Stock shall be subject to redemption by the Corporation (an "ICG Provisional Redemption") in whole or in part, at any time prior to November 15, 2000, at a redemption price equal to 103% of the liquidation preference of the Preferred Stock to be redeemed plus accrued and unpaid dividends, if any, to the date of redemption. Upon any ICG Provisional Redemption, ICG will declare and pay a special dividend in an amount equal to the shortfall, if any, in the assets of the Holder necessary for the Holder to complete its provisional redemption of the Funding Preferred Securities.

                    7.   OPTIONAL REDEMPTION BY THE CORPORATION.
                         --------------------------------------

                         The Preferred Stock will also be subject to optional redemption by the Corporation (an "ICG Optional Redemption") on or after November 18, 2000. In such event, the Corporation shall redeem, in whole or in part, the Preferred Stock at a redemption price equal to the percentage of the liquidation preference set forth below, together with accrued and unpaid dividends, if any, to the redemption date, if redeemed in the 12-month period beginning on November 15 of the indicated year:

                                                REDEMPTION
                          YEAR                     PRICE
                          ----                  ----------

                          2000                     102%

                          2001                     101%

                          2002 and thereafter      100%

                         Upon any ICG Optional Redemption, ICG will declare and pay a special dividend in an amount equal to the shortfall, if any, in the assets of the Holder necessary for Holder to complete its optional redemption of the Funding Preferred Securities.


                    8.   METHOD OF PAYMENT OF REDEMPTION PRICE.
                         -------------------------------------

                         All payments pursuant to an ICG Provisional Redemption, an ICG Optional Redemption or the Mandatory Redemption may be paid, in each case at the Corporation's option, in (i) cash, (ii) shares of Common Stock, valued at 90% of the Average Market Value of the Common Stock in the case of the an ICG Provisional Redemption or an ICG Optional Redemption and 100% of the Average Market Value of the Common Stock in the case of the Mandatory Redemption, or (iii) any combination of cash or Common Stock.

                    9.   EXCHANGE OF PREFERRED STOCK.
                         ---------------------------

                         The Preferred Stock is exchangeable into Common Stock at the option of the Holder, upon the Holder's receipt of a request from a holder of Funding Preferred Securities to exchange such Funding Preferred Securities for Common Stock, at an initial exchange rate of 416.23304 shares of Common Stock for each share of Preferred Stock, subject to the same adjustments that are made to the exchange rate of the Funding Preferred Securities. Notwithstanding the foregoing, the number of shares of Common Stock issuable to the Holder upon exchange of the ICG Preferred Stock shall equal the number of shares of Common Stock issuable by the Holder upon exchange of the Funding Preferred Securities

                         In the event a holder of the Funding Preferred Securities wishes to exchange such Preferred Securities with the Holder prior to November 15, 2000, the Holder shall deliver to the Company (i) a number of shares of Preferred Stock equal to all of the outstanding Preferred Stock multiplied by a fraction, the numerator of which is the number of Funding Preferred Securities which are presented to the Holder for exchange and the denominator of which is all of the outstanding Funding Preferred Securities (the "Ratio"), and (ii) an amount of each Class of Treasury Strips (other than the Class of Treasury Strips, if any, that will mature within 15 days from the date of such exchange) then held by Funding or an escrow agent equal to all of the Treasury Strips in such Class multiplied by the Ratio.

                         "Treasury Strips" means the U.S. Treasury strips held by Funding or an escrow agent to secure the first 13 dividend payments on the Funding Preferred Securities. Each group of Treasury Strips that is payable on or about a dividend payment date shall be considered, for purposes of this paragraph, a "Class of Treasury Strips."

                         If the Corporation implements a stockholders' rights plan, such rights plan must provided that upon exchange of Preferred Stock for Common Stock the Holder will receive, in addition to the Common Stock issuable upon such exchange, such rights whether or not such rights have separated from the Common Stock at the time of such exchange.

                    10.  VOTING RIGHTS.  The holders of record of shares of
                         -------------
          Preferred Stock shall not be entitled to any voting rights except as otherwise provided herein or required by law. Without the affirmative vote of the holders of more than 50% of the then outstanding shares of Preferred Stock, voting as a single class, the Corporation may not:

                              (i) amend the Certificate of Incorporation so as have an adverse effect the voting powers or other rights or preferences of shares of the Preferred Stock; or

                              (ii)  authorize, issue or create any class of
                    capital stock that is pari passu with or senior with
                                          ---- -----
                    respect  to  dividends  or  liquidation  rights  to the
                    Preferred Stock. Notwithstanding the foregoing, the Corporation may amend the Certificate of Incorporation without prior notice to or consent of the Holder or the holders of the Funding Preferred Securities, when authorized by the Board of Directors, if (a) the Board of Directors determines that such action would not materially and adversely affect the rights of the Holder or any holder of the Funding Preferred Securities and (b) the Corporation delivers to the Holder a legal opinion of independent counsel to the effect that the requirements of clause (a) have been satisfied.

                    11.  EXCLUSIVITY.  Except as expressly set forth herein,
                         -----------
          the holders of the Preferred Stock shall have no rights other than those provided by law.

                    "RESOLVED FURTHER,  that, before the  Corporation shall
          issue any shares of the Preferred Stock, a certificate pursuant to Section 151 of the General Corporation Law of the State of Delaware shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of Sections 103 and 151 thereof, and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions."

                    IN WITNESS WHEREOF, ICG Communications, Inc. has caused this Certificate of Designation, Rights and Preferences to be signed by James D. Grenfell, its Executive Vice President, and attested by Audrey A. Rohan, its Assistant Secretary, on this 24th day of September, 1997.


                                        ICG COMMUNICATIONS, INC.


                                        By: /s/ James D. Grenfell
                                           --------------------------------
                                           James D. Grenfell
                                           Executive Vice President

          Attest:


           /s/ Audrey Rohan
          ------------------------------
          Audrey A. Rohan
          Assistant Secretary